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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 23, 1998


                               UNITY BANCORP, INC.
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             (Exact name of registrant as specified in its charter)


          DELAWARE                        1-12431                 22-3282551
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(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)


 64 OLD HIGHWAY 22, CLINTON, NEW JERSEY                                  08809
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(Address of principal executive offices)                              (Zip Code)


        Registrant's telephone number, including area code (908) 730-7630

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Item 5. Other.

     The Registrant announced that its bank subsidiary, First Community Bank, has received regulatory approval from the New Jersey Department of Banking and Insurance and the FDIC to open eight new branches. As previously announced, the branches, located in Cranford, Kenilworth, Berkeley Heights and Springfield in Union County and East Brunswick, North Brunswick, South Plainfield and Edison in Middlesex County are being leased from First Properties LTD.

     As a condition of the approval granted by the New Jersey Department of Banking and Insurance, the Bank is required to maintain a tier 1 capital (as defined by the Federal Deposit Insurance Corporation) to average asset ratio of at least 6.0%. The Bank will not be allowed to pay dividends to the Registrant to the extent this ratio is below 6.0% at the end of any calendar quarter. This condition will remain in effect for (5) years from the date of the order (November 19, 1998). At September 30, 1998, the Bank's tier 1 capital to average asset ratio was 7.15%

     Separately, the Registrant also announced that it had declared a 5% stock dividend. This stock dividend is payable on January 8, 1999 to shareholders of record as of December 21, 1998,

                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, Unity
Bancorp, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                  UNITY BANCORP, INC.
                                                  -------------------
                                                  (Registrant)


Dated:  December 2, 1998                          By: /s/ KEVIN KILLIAN
                                                  ---------------------------
                                                      Kevin Killian
                                                      Chief Financial Officer